Exhibit 99.1

News Release
Corporate Headquarters P.O. Box 269 San Antonio, TX 78291-0269 Phone: (210) 829-9000 Fax: (210) 829-9403 www.harte-hanks.com

FOR IMMEDIATE RELEASE July 31, 2009	Media & Financial Contact: Doug Shepard (210) 829-9120 doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS SECOND QUARTER RESULTS

Note: The company will host a conference call to discuss the earnings release on July 31, 2009, at 10:00 a.m. Central Time. The conference call number is (800) 988-9498 for domestic callers and (210) 234-0029 for international callers, pass-code 121693. The conference call will also be audio webcast. To access the audio webcast, please go to https://e-meetings.verizonbusiness.com, conference number 8108915, pass-code 121693. There will be an audio replay available shortly after the call through August 7, 2009. To access the audio replay, please call (866) 446-5478 for domestic callers and (203) 369-1152 for international callers, pass-code 121693. The replay also will be available on the Harte-Hanks Web site under the “Investors” section.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported second quarter 2009 diluted earnings per share of $0.20 on revenues of $215.7 million. These results compare to diluted earnings per share of $0.29 on $274.8 million in revenues for the second quarter of 2008.

The following table presents financial highlights of the company’s operations for the second quarter of 2009 and 2008, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

(In thousands, except per share amounts)	Three Months Ended June 30,
	2009	2008	% Change
Operating revenues	$215,662	$274,756	-21.5%
Operating income	24,932	34,740	-28.2%
Net income	13,058	18,214	-28.3%
Diluted earnings per share	0.20	0.29	-31.0%
Diluted shares (weighted average common and common equivalent shares outstanding)	63,737	63,303	0.7%

For the three months ended June 30, 2009, the company generated free cash flow (defined below) of $19.4 million, down from $22.9 million in the prior year’s second quarter. The company’s cash balance at June 30, 2009 was $74.9 million.

Commenting on the second quarter performance, Chairman, President and Chief Executive Officer Larry Franklin said, “The difficult economic conditions continued in the second quarter, causing revenue declines in Direct Marketing to be slightly worse than in the first quarter. All vertical markets experienced reduced and delayed events and programs, lower transaction volumes, lower prices and reduced discretionary spending. In anticipation of reduced revenue, our people have done an excellent job managing expenses and reducing the potential impact on operating income. Because we do not expect any meaningful improvement in revenue this year, we will continue to manage our expenses accordingly.”

Discussing the performance of individual business segments, Executive Vice President and Chief Financial Officer Doug Shepard said, “Direct Marketing revenues and operating income declined 20.2% and 4.7%, respectively. Operating income margins increased to 17.0% versus 14.2% in the second quarter of 2008 as Direct Marketing was able to limit the decrease in operating income to $1.2 million on a $36.9 million revenue decrease.

All vertical markets experienced revenue declines in the second quarter compared to the second quarter of 2008. Our pharma/healthcare and high tech/telecom verticals experienced revenue declines in the low teens. The retail and select market vertical revenues each decreased approximately 20% while the financial services vertical revenue declined 37% for the quarter.

The negative Shoppers performance continued with revenue decreasing 24.0% in the second quarter compared to the second quarter of 2008 and operating income declining $8.6 million from the second quarter of 2008. Based on circulation distributed for the same time period in the second quarter of 2009 and 2008, Shoppers revenue for that circulation declined approximately 20.0% in the second quarter.”

Concluding, Franklin said, “While we do not expect any improvement in the economy over the next few quarters, I am very encouraged by the way our people are responding to our customers, managing our costs and conserving our cash. We will be well positioned for an eventual turnaround in the economy.”

Selected Highlights:

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A world leader in mobile phone handsets and cellular network infrastructure recently installed Harte-Hanks Trillium Software® as its enterprise data quality standard to gain better operational data quality in pursuit of both business to business and consumer customers.

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A global auto manufacturer renewed a multi-million dollar marketing database contract. The database is used to plan, execute and measure the results of multi-channel marketing directed to customers and prospects. The database is updated on a real-time basis and is hosted in one of Harte-Hanks data centers. During the second quarter, Harte-Hanks was also awarded additional multi-year engagements by other global automotive manufacturers to build, host and manage their regional and international marketing databases, enabling data-driven marketing communications to customers and prospects.

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Harte-Hanks entered an alliance with iLoop Mobile, a leading provider of mobile marketing solutions and services to some of the world’s largest brands and content publishers. These mobile campaigns are integrated as part of the multi-channel marketing solutions that Harte-Hanks provides to clients across industry vertical markets, allowing Harte-Hanks clients to increase overall campaign success by successfully targeting previously unreachable audiences.

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Harte-Hanks Trillium Software was positioned by Gartner, Inc. in the “leaders” quadrant of Gartner’s influential Magic Quadrant for Data Quality Tools report. Trillium Software also recently launched several new offerings that support the latest major version of its enterprise data quality solution for high-volume data profiling and discovery, data cleansing, and data quality dashboards and reporting – Trillium Software System® v12.

About Harte-Hanks:

Harte-Hanks® is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves return on its clients’ marketing investment by increasing their prospect and customer value through solutions and services organized around five groupings of integrated activities: Information (data collection/management) — Opportunity (data access/utilization) — Insight (data analysis/interpretation) — Engagement (program and campaign creation and development) — Interaction (program execution). Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 950 separate editions with approximately 11.5 million circulation each week in California and Florida. Harte-Hanks Shoppers brings buyers and sellers together at a local level, helping businesses and individuals get results from targeted, local advertisements, both through Shoppers’ printed publications and online through the PennySaverUSA.com™ and TheFlyer.com™ Web sites. Visit the Harte-Hanks Web site at http://www.harte-hanks.com.

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For more information, contact: Executive Vice President and Chief Financial Officer Doug Shepard at (210) 829-9120 or e-mail at doug_shepard@harte-hanks.com.

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and the anticipated effectiveness and expenses associated with these actions, (3) our financial outlook for revenues, earnings per share, operating income, expense related to equity-based compensation, capital resources and other financial items, (4) our expectations for our businesses and for the industries in which we operate, including with regard to the negative performance trends in our Shoppers business and the adverse impact of the ongoing economic downturn in the United States and other economies on the marketing expenditures and activities of our Direct Marketing clients and prospects, (5) competitive factors, (6) acquisition and development plans, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (1) international, domestic, regional and local economic and business conditions, including market conditions in California and Florida that may continue to adversely impact local advertising expenditures in our Shoppers publications and the adverse impact of the ongoing economic downturn in the United States and other economies on the marketing expenditures and activities of our Direct Marketing clients and prospects, (2) the demand for our services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending and our ability to predict changes in client preferences, (3) the financial condition and marketing budgets of our clients, including client bankruptcies or other developments that may result in increased bad debt expense, (4) economic and other business factors that impact the industry verticals that we serve, including any consolidation of clients and prospective clients in these verticals, (5) our ability to manage and timely adjust our level of personnel and capacity and to otherwise effectively service our clients, (6) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services in a timely and cost-effective manner, (7) our ability to protect our data centers against security breaches and other interruptions in our operations and to protect sensitive personal information of our clients and their customers, (8) concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, (9) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (10) fluctuations in paper prices and postal rates, (11) the number of options and other equity securities that we may issue to employees, (12) market conditions and other factors that may impact the number of shares, if any, that we may repurchase in connection with our repurchase program, (13) unanticipated developments regarding litigation or other contingent liabilities, and (14) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, and any updates thereto in our Forms 10-Q. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended June 30,		Six months ended June 30,
In thousands, except per share data	2009	2008	2009	2008
Operating revenues	$215,662	$274,756	$433,336	$543,265
Operating expenses:
Labor	90,004	111,351	189,246	227,166
Production and distribution	76,732	98,441	157,159	194,881
Advertising, selling, general and administrative	16,672	21,198	32,029	42,588
Depreciation and amortization	7,322	9,026	16,212	18,079

	190,730	240,016	394,646	482,714

Operating income	24,932	34,740	38,690	60,551

Other expenses (income):
Interest expense	2,513	3,575	4,991	7,338
Interest income	(65)	(115)	(90)	(226)
Other, net	1,684	970	1,702	1,638

	4,132	4,430	6,603	8,750

Income before income taxes	20,800	30,310	32,087	51,801
Income tax expense	7,742	12,096	11,914	20,001

Net income	$13,058	$18,214	$20,173	$31,800

Basic earnings per common share	$0.21	$0.29	$0.32	$0.49

Weighted-average common shares outstanding	63,566	63,214	63,541	64,537

Diluted earnings per common share	$0.20	$0.29	$0.32	$0.49

Weighted-average common and common equivalent shares outstanding	63,737	63,303	63,665	64,720

Harte-Hanks, Inc.

Balance Sheet Data (Unaudited)

In thousands	June 30, 2009	December 31, 2008
Cash and cash equivalents	$74,938	$30,161
Total debt	256,375	270,625

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended June 30,			Six months ended June 30,
In thousands	2009	2008	% Change	2009	2008	% Change
OPERATING REVENUES:
Direct Marketing	$145,341	$182,203	-20.2%	$292,162	$361,313	-19.1%
Shoppers	70,321	92,553	-24.0%	141,174	181,952	-22.4%

Total operating revenues	$215,662	$274,756	-21.5%	$433,336	$543,265	-20.2%

OPERATING INCOME:
Direct Marketing	$24,708	$25,935	-4.7%	$43,932	$47,178	-6.9%
Shoppers	3,173	11,727	-72.9%	688	19,432	-96.5%
General corporate expense	(2,949)	(2,922)	-0.9%	(5,930)	(6,059)	2.1%

Total operating income	$24,932	$34,740	-28.2%	$38,690	$60,551	-36.1%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$5,358	$6,902	-22.4%	$11,138	$13,817	-19.4%
Shoppers	1,957	2,119	-7.6%	5,060	4,253	19.0%
General corporate expense	7	5	40.0%	14	9	55.6%

Total depreciation and amortization	$7,322	$9,026	-18.9%	$16,212	$18,079	-10.3%

Reconciliation of Net Income to Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
In thousands	2009	2008	2009	2008
Net Income	$13,058	$18,214	$20,173	$31,800
Add: After-tax stock-based compensation (Note 1)	745	1,027	947	1,774
Add: depreciation and amortization	7,322	9,026	16,212	18,079
Less: capital expenditures	1,749	5,322	3,918	12,041

Free cash flow	$19,376	$22,945	$33,414	$39,612

Note 1:	Pre-tax compensation expense was $1,187 and $1,709 for the three months ended June 30, 2009 and 2008, respectively.
Pre-tax compensation expense was $1,507 and $2,891 for the six months ended June 30, 2009 and 2008, respectively.

Reconciliation of Net Income to EBITDA

	Three months ended June 30,		Six months ended June 30,
In thousands	2009	2008	2009	2008
Net Income	$13,058	$18,214	$20,173	$31,800
Add: Depreciation and amortization	7,322	9,026	16,212	18,079
Interest expense, net and non-operating, net	4,132	4,430	6,603	8,750
Income tax expense	7,742	12,096	11,914	20,001

EBITDA	$32,254	$43,766	$54,902	$78,630

EBITDA by Segment:
Direct Marketing	$30,066	$32,837	$55,070	$60,995
Shoppers	5,130	13,846	5,748	23,685
Corporate	(2,942)	(2,917)	(5,916)	(6,050)

	$32,254	$43,766	$54,902	$78,630

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets - Percent of Direct Marketing Revenue

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Retail	24%	24%	24%	23%
Financial and Insurance Services	13%	17%	13%	17%
Technology	30%	27%	30%	29%
Healthcare and Pharmaceuticals	11%	10%	12%	11%
Other Select Markets	22%	22%	21%	20%

	100%	100%	100%	100%